ARTICLES AND PLAN OF EXCHANGE

First: The name and jurisdiction of the exchangor corporation:

Industrial Electric Services Inc., a Florida corporation

Second: The name and jurisdiction of each exchangee entity:

Industrial Electric Services LLC, a Kentucky limited liability corporation

Third: The exchange shall become effective on the date of execution.

Fourth: Exchangor shall exchange 15,000,000 shares of its common stock for all member interest of Industrial Electric Services, LLC., a Kentucky limited liability corporation, to be distributed pro rata to the members based upon their percentage interest in Exchangee.

Fifth: Adoption of Exchange by exchangor corporation -

This Plan of Exchange was adopted by the board of directors of the exchangor corporation on the date set forth below.

Sixth: Adoption of Exchange by exchangee entity

This Plan of Exchange was adopted by the members of the exchangee on the date set forth below.

Seventh: SIGNATURES FOR EACH ENTITY

Industrial Electric Services, Inc., a Florida corporation

By:
   ------------------------------------
Edward H. Lynch, Jr., President

Approved:

------------------------------------
Edward H. Lynch, Jr., Director

------------------------------------
Keith Yates, Director

Industrial Electric Services, LLC., a Kentucky limited liability corporation

By:
   ------------------------------------
   Edward H. Lynch, Jr., Member

By:
   ------------------------------------
   Keith Yates, Member

Date:  8-5-2005